                                                                    Exhibit 99.1

                                  NEWS RELEASE
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15301 w. 109TH Street, Lenexa, KS  66219  Phone: 913-647-0158 Fax:  913-647-0132
investorrelations@elecsyscorp.com

FOR IMMEDIATE RELEASE:

Contact: Karl B. Gemperli
         (913) 647-0158, Phone
         (913) 647-0132, Fax
         investorrelations@elecsyscorp.com

ELECSYS CORPORATION ANNOUNCES SELECTION OF NEW AUDITORS

     Lenexa,  Kansas (October 17, 2005) - Elecsys Corporation (AMEX: ASY), today announced  that the  Company's  Board of  Directors  has  appointed  McGladrey &
Pullen, LLP as the Company's new independent public accountants. The appointment is for the fiscal year ending April 30, 2006, and is effective immediately.  The
Company does not anticipate  that the change in auditors will have any impact on the filing of the Company's financial statements.

Elecsys  Corporation is a publicly  traded holding company with two wholly owned subsidiaries,  DCI, Inc. and NTG, Inc. DCI designs, manufactures, and integrates custom electronic  interface  solutions for original equipment  manufacturers in
the  medical,   aerospace,   communications,   industrial  product,   and  other
industries.   DCI  has  specialized   capabilities  to  design  and  efficiently
manufacture custom electronic  assemblies which integrate a variety of interface technologies,  such as custom liquid  crystal  displays,  light  emitting  diode displays, and keypads, with circuit boards and other electronic components.  NTG designs,  markets,  and provides remote monitoring solutions for the gas and oil pipeline  industry  as well as  other  industries  requiring  remote  monitoring solutions. For more information, visit our website at www.elecsyscorp.com.

Safe-Harbor  statement:  The  discussions  set forth in this press  release  may contain  forward-looking  comments based on current  expectations that involve a number of risks and  uncertainties.  Actual results could differ materially from those  projected or suggested in the  forward-looking  comments.  The difference could be  caused by a number  of  factors,  including,  but not  limited  to the factors and conditions that are described in Elecsys  Corporation's SEC filings, including  the Form  10-KSB for the year  ended  April 30,  2005.  The reader is cautioned  that  Elecsys  Corporation  does  not have a policy  of  updating  or revising  forward-looking  statements  and thus he or she should not assume that silence by management of Elecsys  Corporation over time means that actual events are bearing out as estimated in such forward-looking statements.